Exhibit 99.1

Tenet Reports Results for the Third Quarter Ended September 30, 2019

•
Tenet reported a net loss from continuing operations attributable to Tenet common shareholders of $233 million, or $2.25 per diluted share, in the third quarter of 2019, primarily due to a $180 million pre-tax loss, or $1.70 per diluted share, associated with the Company’s debt refinancing transaction in the third quarter of 2019 that reduces future annual cash interest payments and retired all significant debt maturities until April 2022.

•	Adjusted diluted earnings per share from continuing operations were $0.58 in the third quarter of 2019, above the high end of the Company’s Outlook.

•
Adjusted EBITDA for the third quarter of 2019 was $631 million, which was above the midpoint of the Company’s Outlook. Adjusted EBITDA consisted of $334 million in the Hospital Operations and other segment, $207 million in the Ambulatory Care segment and $90 million in the Conifer segment.

•
Hospital segment same-hospital net patient service revenues grew 5.8 percent in the third quarter of 2019: admissions increased 3.6 percent, adjusted admissions increased 2.8 percent and net revenue per adjusted admission increased 2.9 percent. Adjusted EBITDA in the hospital segment grew 7.1 percent.

•
Ambulatory Care segment same-facility system-wide surgical revenue grew 6.9 percent in the third quarter of 2019, with surgical cases up 4.4 percent and surgical revenue per case up 2.5 percent. Adjusted EBITDA less facility-level noncontrolling interest increased 17.5 percent.

•	Conifer’s Adjusted EBITDA grew 11.1 percent and margins increased 500 basis points to 26.8 percent.

•
Updating 2019 Outlook for net operating revenue, net income, earnings per share and Adjusted earnings per share; reiterating previously provided 2019 Outlook for Adjusted EBITDA and Adjusted Free Cash Flow.

DALLAS – Nov. 4, 2019 – Tenet Healthcare Corporation (NYSE: THC) today announced its results for the third quarter ended September 30, 2019.

Ronald A. Rittenmeyer, Executive Chairman and CEO, said, “We had a very positive third quarter with performance improvement in each of our operating segments. For the third consecutive quarter, our hospitals delivered accelerating volume growth and we generated strong results at both USPI and Conifer. In addition to driving improvements in our financial results, we made continued steady progress on many of the core initiatives we established for 2019 and discussed at the beginning of the year, including cost savings, physician recruitment, ambulatory acquisitions, marketing and board refreshment. We exceeded the midpoint of our Adjusted EBITDA Outlook in seven of the last eight quarters and exceeded the midpoint of our Adjusted EPS Outlook for eight consecutive quarters. While we have more to accomplish, we have established a solid foundation for growth and performance.”

Rittenmeyer continued, “We also completed a $4.2 billion debt refinancing and increased our line of credit borrowing capacity to $1.5 billion. These actions enhance our financial flexibility, reduce future interest payments and eliminate all significant debt maturities until April 2022.”

Results for the Quarter Ended September 30, 2019

Tenet reported a net loss from continuing operations attributable to Tenet common shareholders of $233 million, or $2.25 per diluted share, in the third quarter of 2019, primarily due to the debt refinancing mentioned above, compared to a net loss of $9 million, or $0.09 per diluted share, in the third quarter of 2018.

Tenet produced Adjusted net income from continuing operations available to Tenet common shareholders of $61 million, or $0.58 per diluted share, in the third quarter of 2019, compared to $30 million, or $0.29 per diluted share, in the third quarter of 2018.

Adjusted EBITDA was $631 million in the third quarter of 2019 compared to $577 million in the third quarter of 2018, an increase of 9.4 percent. Results in the third quarter of 2019 included $8 million of additional expense in the Hospital Operations and other segment due to a decline in the treasury rate utilized to discount our actuarial liabilities compared to a $6 million benefit in the third quarter of 2018. The results for the quarter also included decreased revenue and additional expenses related to Hurricane Dorian as well as a one-time increase in contract labor due to a one-day strike by union nurses at 12 of our hospitals.

Reconciliations of GAAP net income available (loss attributable) to Tenet common shareholders to Adjusted net income available (loss attributable) from continuing operations, Adjusted diluted earnings (loss) per share from continuing operations and Adjusted EBITDA are contained in Tables #1 and #2 at the end of this release.

Hospital Operations and Other Segment

Net operating revenues in the Hospital Operations and other segment were $3.850 billion in the third quarter of 2019, up 2.3 percent from the third quarter of 2018. The increase in revenue was primarily due to revenue growth on a same-hospital basis, partially offset by hospital divestitures. Revenues included $58 million from the California Provider Fee program in the third quarter of 2019 compared to $71 million in the third quarter of 2018.

On a same-hospital basis, net patient service revenues were $3.562 billion in the third quarter of 2019, up 5.8 percent from the third quarter of 2018. Admissions increased 3.6 percent on a same-hospital basis, adjusted admissions increased 2.8 percent and revenue per adjusted admission increased 2.9 percent. Surgeries grew 0.8 percent and increased 3.2 percent including surgeries performed at a USPI facility located in one of Tenet’s hospital markets.

Adjusted EBITDA in Tenet’s hospital segment was $334 million in the third quarter of 2019, an increase of 7.1 percent compared to $312 million in the third quarter of 2018.

Selected operating expenses in the Hospital Operations and other segment increased just 2.3 percent on a per adjusted admission basis in the third quarter of 2019. Selected operating expenses include salaries, wages and benefits, supplies and other operating expenses and exclude the costs of the Company’s health plan businesses.

Ambulatory Care Segment

The Ambulatory Care segment produced net operating revenues of $522 million in the third quarter of 2019, an increase of 4.0 percent compared to $502 million in the third quarter of 2018.

After normalizing for the divestiture of Aspen Healthcare, the Company’s former business in the U.K. which was sold in the third quarter of 2018, the Ambulatory Care segment generated Adjusted EBITDA of $207 million in the third quarter of 2019, up 13.7 percent from $182 million in the third quarter of 2018, and Adjusted EBITDA less facility-level noncontrolling interest was $134 million, up 17.5 percent from $114 million in the third quarter of 2018. Aspen generated $21 million of revenue and $2 million of Adjusted EBITDA and Adjusted EBITDA less facility-level noncontrolling interest in the third quarter of 2018.

The results of many of the facilities in which the Ambulatory Care segment has an investment are not consolidated by Tenet (of the 348 facilities at September 30, 2019, the results of 111 were accounted for under the equity method for unconsolidated affiliates). To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities. On a same-facility system-wide basis, revenue in the Ambulatory Care segment increased 6.9 percent in the third quarter of 2019, with cases increasing 5.1 percent and revenue per case increasing 1.7 percent. In the surgical business, which represents the majority of the revenue in the Ambulatory segment, same-facility system-wide revenue grew 6.9 percent in the third quarter of 2019, with cases up 4.4 percent and revenue per case up 2.5 percent.

Conifer Segment

Conifer generated $90 million of Adjusted EBITDA in the third quarter of 2019, up 11.1 percent from $81 million in the third quarter of 2018. Adjusted EBITDA margins increased 500 basis points to 26.8 percent primarily due to our continuing cost reduction initiatives.

During the third quarter of 2019, Conifer’s revenue declined 9.4 percent to $336 million, from $371 million in the third quarter of 2018, primarily due to client attrition as a result of hospital divestitures by Tenet and other customers. Revenue from third-party customers declined 12.9 percent to $196 million in the third quarter of 2019.

Results for the Nine Months Ended September 30, 2019

Tenet reported a net loss from continuing operations attributable to Tenet common shareholders of $245 million, or $2.37 per diluted share, in the first nine months of 2019 compared to net income of $113 million, or $1.09 per diluted share, in the first nine months of 2018. The 2019 period includes a $227 million pre-tax loss from the extinguishment of debt, or $2.14 per diluted share, including the aforementioned $180 million pre-tax loss, or $1.70 per diluted share, recorded during the third quarter of 2019. The 2018 period included a $111 million pre-tax gain, or $0.84 per diluted share, from the sales, consolidation and deconsolidation of facilities.

Tenet produced Adjusted net income from continuing operations available to Tenet common shareholders of $176 million, or $1.68 per diluted share, in the first nine months of 2019, compared to $140 million, or $1.35 per diluted share, in the first nine months of 2018.

Adjusted EBITDA was $1.901 billion in the first nine months of 2019 compared to $1.876 billion in the first nine months of 2018, an increase of $25 million or 1.3 percent. Items that lowered the year-over-year growth in Adjusted EBITDA included: (i) a $51 million year-over-year increase in expense due to a decline in the treasury rate used to discount the Company’s actuarial liabilities; and, (ii) the divestiture of Aspen Healthcare, which generated $16 million of Adjusted EBITDA in the first nine months of 2018.

Hospital Operations and Other Segment

Net operating revenues in the Hospital Operations and other segment were $11.539 billion in the first nine months of 2019, up 0.8 percent from the first nine months of 2018. Revenues included $187 million from the California Provider Fee program in the first nine months of 2019 compared to $198 million in the first nine months of 2018.

On a same-hospital basis, net patient service revenues were $10.666 billion in the first nine months of 2019, up 4.4 percent from the first nine months of 2018. Admissions increased 2.2 percent on a same-hospital basis in the first nine months of 2019, adjusted admissions increased 1.8 percent and revenue per adjusted admission increased 2.5 percent. Surgeries declined 1.0 percent and increased 1.2 percent including surgeries performed at a USPI facility located in one of Tenet’s hospital markets.

Adjusted EBITDA in Tenet’s hospital segment was $1.018 billion in the first nine months of 2019 compared to $1.059 billion in the first nine months of 2018. The $41 million decline was primarily due to a $51 million year-over-year increase in expense due to a decline in the treasury rate used to discount the Company’s actuarial liabilities.

Selected operating expenses in the Hospital Operations and other segment increased 3.3 percent on a per adjusted admission basis in the first nine months of 2019. Selected operating expenses include salaries, wages and benefits, supplies and other operating expenses and exclude the costs of the Company’s health plan businesses.

Ambulatory Care Segment

The Ambulatory Care segment produced net operating revenues of $1.526 billion in the first nine months of 2019, a decrease of 0.3 percent compared to $1.531 billion in the first nine months of 2018. The decline in revenue was due to the divestiture of Aspen Healthcare, which was completed in the third quarter of 2018. Aspen generated $117 million of revenue and $16 million of Adjusted EBITDA and Adjusted EBITDA less facility-level noncontrolling interest in the first nine months of 2018. After normalizing for the divestiture of Aspen, the Ambulatory Care segment generated Adjusted EBITDA of $591 million in the first nine months of 2019, up 11.3 percent from $531 million in the first nine months of 2018 and Adjusted EBITDA less facility-level noncontrolling interest was $378 million, up 12.2 percent from $337 million in the first nine months of 2018.

On a same-facility system-wide basis, revenue in the Ambulatory Care segment increased 5.5 percent in the first nine months of 2019, with cases increasing 3.1 percent and revenue per case increasing 2.3 percent. In the surgical business, which represents the majority of the revenue in the Ambulatory segment, same-facility system-wide revenue grew 5.5 percent in the first nine months of 2019, with cases up 3.3 percent and revenue per case up 2.1 percent.

Conifer Segment

Conifer generated $292 million of Adjusted EBITDA in the first nine months of 2019, up 8.1 percent from $270 million in the first nine months of 2018. Adjusted EBITDA margins increased 480 basis points to 28.1 percent.

During the first nine months of 2019, Conifer’s revenue declined 10.4 percent to $1.040 billion, from $1.161 billion in the first nine months of 2018 primarily due to client attrition as a result of hospital divestitures by Tenet and other customers. Revenue from third-party customers declined 15.7 percent to $608 million in the first nine months of 2019.

Cash Flow and Liquidity

Cash and cash equivalents were $314 million at September 30, 2019 compared to $249 million at June 30, 2019. The Company had $275 million of outstanding borrowings on its $1.5 billion credit line as of September 30, 2019. Accounts receivable days outstanding from continuing operations were 59.6 at September 30, 2019 compared to 58.4 at June 30, 2019; the increase was primarily due to a short-term disruption in collections in two markets following the consolidation of two local business offices, which is expected to reverse in future periods.

Net cash provided by operating activities was $713 million in the first nine months of 2019, representing an $86 million decrease compared to $799 million in the first nine months of 2018. This decline is due in part to $81 million of interest payments being accelerated into the three months ended September 30, 2019 from the fourth quarter of 2019 ($72 million) and the first quarter of 2020 ($9 million) as a result of our recent debt refinancing transaction. After subtracting $492 million and $404 million of capital expenditures in the first nine months of 2019 and 2018, respectively, Free Cash Flow was $221 million in the first nine months of 2019, a decrease of $174 million compared to Free Cash Flow of $395 million in the first nine months of 2018. Adjusted Free Cash Flow was $361 million in the first nine months of 2019, representing a $151 million decrease from $512 million of Adjusted Free Cash Flow in the first nine months of 2018.

Net cash used in investing activities was $426 million in the first nine months of 2019 compared to $120 million of net cash provided by investing activities in the first nine months of 2018. Results in the first nine months of 2019 included $113 million of proceeds from the sales of facilities, marketable securities, long-term investments and other assets compared to $663 million in the first nine months of 2018.

Net cash used in financing activities was $384 million in the first nine months of 2019 compared to $1.030 billion used in the first nine months of 2018 when the Company invested $630 million in cash to increase its ownership in USPI from 80 percent to 95 percent.

Reconciliations of net cash provided by operating activities to both Free Cash Flow and Adjusted Free Cash Flow are contained in Table #3 at the end of this release.

Outlook

The Company’s Outlook for 2019 includes:

•	Revenue of $18.350 billion to $18.550 billion,

•	Net loss from continuing operations attributable to Tenet common shareholders of $135 million to $230 million,

•	Adjusted EBITDA of $2.650 billion to $2.750 billion,

•	Net cash provided by operating activities of $1.045 billion to $1.325 billion,

•	Adjusted Free Cash Flow of $600 million to $800 million,

•	Diluted loss per share from continuing operations of $1.31 to $2.23, and

•	Adjusted diluted earnings per share from continuing operations of $2.25 to $2.91.

The Outlook for 2019 assumes California Provider Fee revenues of approximately $246 million, equity in earnings of unconsolidated affiliates of $170 million to $180 million, depreciation and amortization expense of $830 million to $840 million, interest expense of $985 million to $995 million, net income available to noncontrolling interests of $390 million to $410 million and an average diluted share count of 105 million.

The Company’s Outlook for the fourth quarter of 2019 includes:

•	Revenue of $4.678 billion to $4.878 billion,

•	Net income from continuing operations available to Tenet common shareholders of $15 million to $110 million,

•	Adjusted EBITDA of $749 million to $849 million,

•	Diluted earnings per share from continuing operations of $0.14 to $1.04, and

•	Adjusted diluted earnings per share from continuing operations of $0.57 to $1.23.

The Outlook for the fourth quarter assumes California Provider Fee revenues of approximately $59 million, equity in earnings of unconsolidated affiliates of $56 million to $66 million, depreciation and amortization expense of $203 million to $213 million, interest expense of $243 million to $253 million, net income available to noncontrolling interests of $131 million to $151 million, and an average diluted share count of 106 million.

Additional details on Tenet’s Outlook for both the fourth quarter and calendar year 2019 are available in Tables #4, #5 and #6 at the end of this press release and in an accompanying slide presentation that will be accessible through the Company’s website at www.tenethealth.com/investors.

Management’s Webcast Discussion of Third Quarter Results

Tenet management will discuss the Company’s third quarter 2019 results on a webcast scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on November 5, 2019. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors. A set of slides, which will be referred to on the conference call, will be available on the Company’s website.

Additional information regarding Tenet’s quarterly results of operations is contained in its Form 10-Q report for the period ended September 30, 2019, which will be filed with the Securities and Exchange Commission and posted on the Company’s website.

This press release includes certain non-GAAP measures, such as Adjusted EBITDA, Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders, Adjusted diluted earnings per share from continuing operations, Free Cash Flow and Adjusted Free Cash Flow. Reconciliations of these measures to the most comparable GAAP measures are contained in the tables at the end of this release.

About Tenet Healthcare

Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas with 110,000 employees. Through an expansive care network that includes United Surgical Partners International, we operate 65 hospitals and approximately 500 other healthcare facilities, including surgical hospitals, ambulatory surgery centers, urgent care and imaging centers and other care sites and clinics. We also operate Conifer Health Solutions, which provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other customers. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

###

Investor Contact
Brendan Strong
469-893-6992
investorrelations@tenethealth.com

Media Contact
Lesley Bogdanow
469-893-2640
mediarelations@tenethealth.com

This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2018, and subsequent Form 10-Q filings and other filings with the Securities and Exchange Commission.

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended September 30,
	2019	%	2018	%	Change
Net operating revenues	$4,568	100.0%	$4,489	100.0%	1.8%
Equity in earnings of unconsolidated affiliates	38	0.8%	33	0.7%	15.2%
Operating expenses:
Salaries, wages and benefits	2,174	47.7%	2,116	47.1%	2.7%
Supplies	760	16.6%	726	16.2%	4.7%
Other operating expenses, net	1,042	22.8%	1,094	24.4%	(4.8)%
Electronic health record incentives	—	—%	—	—%	—%
Depreciation and amortization	205	4.5%	204	4.5%
Impairment and restructuring charges, and acquisition-related costs	46	1.0%	46	1.0%
Litigation and investigation costs	84	1.8%	9	0.2%
Net losses on sales, consolidation and deconsolidation of facilities	1	—%	7	0.2%
Operating income	294	6.4%	320	7.1%
Interest expense	(244)		(249)
Other non-operating expense, net	(3)		—
Loss from early extinguishment of debt	(180)		—
Income (loss) from continuing operations, before income taxes	(133)		71
Income tax expense	(20)		(6)
Income (loss) from continuing operations, before discontinued operations	(153)		65
Discontinued operations:
Income from operations	1		—
Income tax expense	—		—
Income from discontinued operations	1		—
Net income (loss)	(152)		65
Less: Net income available to noncontrolling interests	80		74
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(232)		$(9)
Amounts attributable to Tenet Healthcare Corporation common shareholders
Loss from continuing operations, net of tax	$(233)		$(9)
Income from discontinued operations, net of tax	1		—
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(232)		$(9)
Earnings (loss) per share available to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(2.25)		$(0.09)
Discontinued operations	0.01		—
	$(2.24)		$(0.09)
Diluted
Continuing operations	$(2.25)		$(0.09)
Discontinued operations	0.01		—
	$(2.24)		$(0.09)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	103,558		102,402
Diluted*	103,558		102,402

*Had we generated income from continuing operations available to common shareholders in the three months ended September 30, 2019 and 2018 the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 1,024 thousand and 2,173 thousand shares, respectively.

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Nine Months Ended September 30,
	2019	%	2018	%	Change
Net operating revenues	$13,673	100.0%	$13,694	100.0%	(0.2)%
Equity in earnings of unconsolidated affiliates	114	0.8%	97	0.7%	17.5%
Operating expenses:
Salaries, wages and benefits	6,475	47.4%	6,478	47.3%	0.0%
Supplies	2,254	16.5%	2,248	16.4%	0.3%
Other operating expenses, net	3,160	23.1%	3,181	23.2%	(0.7)%
Electronic health record incentives	(1)	—%	(1)	—%	—%
Depreciation and amortization	627	4.6%	602	4.4%
Impairment and restructuring charges, and acquisition-related costs	101	0.7%	123	0.9%
Litigation and investigation costs	115	0.8%	28	0.2%
Net losses (gains) on sales, consolidation and deconsolidation of facilities	3	—%	(111)	(0.8)%
Operating income	1,053	7.7%	1,243	9.1%
Interest expense	(742)		(758)
Other non-operating expense, net	(3)		(2)
Loss from early extinguishment of debt	(227)		(2)
Income from continuing operations, before income taxes	81		481
Income tax expense	(67)		(120)
Income from continuing operations, before discontinued operations	14		361
Discontinued operations:
Income from operations	13		3
Income tax expense	(2)		—
Income from discontinued operations	11		3
Net income	25		364
Less: Net income available to noncontrolling interests	259		248
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(234)		$116
Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$(245)		$113
Income from discontinued operations, net of tax	11		3
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(234)		$116
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(2.37)		$1.11
Discontinued operations	0.11		0.03
	$(2.26)		$1.14
Diluted
Continuing operations	$(2.37)		$1.09
Discontinued operations	0.11		0.03
	$(2.26)		$1.12
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	103,181		101,980
Diluted*	103,181		103,802

*Had we generated income from continuing operations available to common shareholders in the nine months ended September 30, 2019 the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 1,403 thousand shares.

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(Dollars in millions)	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$314	$411
Accounts receivable	2,768	2,595
Inventories of supplies, at cost	311	305
Income tax receivable	18	21
Assets held for sale	—	107
Other current assets	1,378	1,197
Total current assets	4,789	4,636
Investments and other assets	2,380	1,456
Deferred income taxes	252	312
Property and equipment, at cost, less accumulated depreciation and amortization	7,001	6,993
Goodwill	7,315	7,281
Other intangible assets, at cost, less accumulated amortization	1,620	1,731
Total assets	$23,357	$22,409

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$165	$182
Accounts payable	1,125	1,207
Accrued compensation and benefits	842	838
Professional and general liability reserves	230	216
Accrued interest payable	252	240
Liabilities held for sale	—	43
Other current liabilities	1,314	1,131
Total current liabilities	3,928	3,857
Long-term debt, net of current portion	14,858	14,644
Professional and general liability reserves	671	666
Defined benefit plan obligations	495	521
Deferred income taxes	36	36
Other long-term liabilities	1,405	578
Total liabilities	21,393	20,302
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	1,475	1,420
Equity:
Shareholders’ equity:
Common stock	7	7
Additional paid-in capital	4,751	4,747
Accumulated other comprehensive loss	(216)	(223)
Accumulated deficit	(2,469)	(2,236)
Common stock in treasury, at cost	(2,414)	(2,414)
Total shareholders’ deficit	(341)	(119)
Noncontrolling interests	830	806
Total equity	489	687
Total liabilities and equity	$23,357	$22,409

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
(Dollars in millions)	September 30,
	2019	2018
Net income	$25	$364
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	627	602
Deferred income tax expense	57	110
Stock-based compensation expense	34	34
Impairment and restructuring charges, and acquisition-related costs	101	123
Litigation and investigation costs	115	28
Net losses (gains) on sales, consolidation and deconsolidation of facilities	3	(111)
Loss from early extinguishment of debt	227	2
Equity in earnings of unconsolidated affiliates, net of distributions received	(6)	9
Amortization of debt discount and debt issuance costs	25	33
Pre-tax income from discontinued operations	(13)	(3)
Other items, net	(14)	(22)
Changes in cash from operating assets and liabilities:
Accounts receivable	(174)	(36)
Inventories and other current assets	(98)	73
Income taxes	(4)	(14)
Accounts payable, accrued expenses and other current liabilities	(37)	(194)
Other long-term liabilities	(15)	(82)
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(136)	(113)
Net cash used in operating activities from discontinued operations, excluding income taxes	(4)	(4)
Net cash provided by operating activities	713	799
Cash flows from investing activities:
Purchases of property and equipment — continuing operations	(492)	(404)
Purchases of businesses or joint venture interests, net of cash acquired	(23)	(97)
Proceeds from sales of facilities and other assets — continuing operations	44	498
Proceeds from sales of facilities and other assets — discontinued operations	17	—
Proceeds from sales of marketable securities, long-term investments and other assets	52	165
Purchases of equity investments	(14)	(43)
Other long-term assets	1	5
Other items, net	(11)	(4)
Net cash provided by (used in) investing activities	(426)	120
Cash flows from financing activities:
Repayments of borrowings under credit facility	(1,880)	(505)
Proceeds from borrowings under credit facility	2,155	505
Repayments of other borrowings	(6,084)	(238)
Proceeds from other borrowings	5,718	15
Debt issuance costs	(63)	—
Distributions paid to noncontrolling interests	(223)	(217)
Proceeds from sales of noncontrolling interests	15	14
Purchases of noncontrolling interests	(8)	(643)
Proceeds from exercise of stock options and employee stock purchase plan	4	15
Other items, net	(18)	24
Net cash used in financing activities	(384)	(1,030)
Net decrease in cash and cash equivalents	(97)	(111)
Cash and cash equivalents at beginning of period	411	611
Cash and cash equivalents at end of period	$314	$500
Supplemental disclosures:
Interest paid, net of capitalized interest	$(705)	$(652)
Income tax payments, net	$(18)	$(24)

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day	Three Months Ended September 30,				Nine Months Ended September 30,
and per adjusted patient admission amounts)	2019	2018	Change		2019	2018	Change

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	65	68	(3)	*	65	68	(3)	*
Total admissions	170,004	168,201	1.1%		514,082	518,960	(0.9)%
Adjusted patient admissions	306,535	306,197	0.1%		918,734	933,128	(1.5)%
Paying admissions (excludes charity and uninsured)	159,299	157,193	1.3%		483,220	487,899	(1.0)%
Charity and uninsured admissions	10,705	11,008	(2.8)%		30,862	31,061	(0.6)%
Admissions through emergency department	120,915	116,727	3.6%		368,082	356,839	3.2%
Paying admissions as a percentage of total admissions	93.7%	93.5%	0.2%	*	94.0%	94.0%	—%	*
Charity and uninsured admissions as a percentage of total admissions	6.3%	6.5%	(0.2)%	*	6.0%	6.0%	—%	*
Emergency department admissions as a percentage of total admissions	71.1%	69.4%	1.7%	*	71.6%	68.8%	2.8%	*
Surgeries — inpatient	45,637	45,626	—%		135,073	139,123	(2.9)%
Surgeries — outpatient	60,099	61,468	(2.2)%		179,253	188,281	(4.8)%
Total surgeries	105,736	107,094	(1.3)%		314,326	327,404	(4.0)%
Patient days — total	782,643	761,920	2.7%		2,392,304	2,387,087	0.2%
Adjusted patient days	1,381,862	1,365,662	1.2%		4,189,961	4,225,281	(0.8)%
Average length of stay (days)	4.60	4.53	1.5%		4.65	4.60	1.1%
Licensed beds (at end of period)	17,206	18,302	(6.0)%		17,206	18,302	(6.0)%
Average licensed beds	17,208	18,302	(6.0)%		17,295	18,450	(6.3)%
Utilization of licensed beds	49.4%	45.3%	4.1%	*	50.7%	47.4%	3.3%	*
Outpatient Visits
Total visits	1,673,801	1,722,292	(2.8)%		5,081,998	5,314,678	(4.4)%
Paying visits (excludes charity and uninsured)	1,562,007	1,607,184	(2.8)%		4,747,249	4,966,532	(4.4)%
Charity and uninsured visits	111,794	115,108	(2.9)%		334,749	348,146	(3.8)%
Emergency department visits	627,055	638,248	(1.8)%		1,921,611	1,978,285	(2.9)%
Paying visits as a percentage of total visits	93.3%	93.3%	—%	*	93.4%	93.4%	—%	*
Charity and uninsured visits as a percentage of total visits	6.7%	6.7%	—%	*	6.6%	6.6%	—%	*
Total emergency department admissions and visits	747,970	754,975	(0.9)%		2,289,693	2,335,124	(1.9)%
Revenues
Net patient service revenues(3)	$3,566	$3,434	3.8%		$10,695	$10,520	1.7%
Revenues Per Adjusted Patient Admission and Per Adjusted Patient Day Basis
Net patient service revenue(3) per adjusted patient admission	$11,633	$11,215	3.7%		$11,641	$11,274	3.3%
Net patient service revenue(3) per adjusted patient day	$2,581	$2,515	2.6%		$2,553	$2,490	2.5%
Total selected operating expenses (salaries, wages and benefits, supplies and other operating expenses) per adjusted patient admission(2)	$11,021	$10,771	2.3%		$10,996	$10,648	3.3%
Net patient service revenues(3) from:
Medicare	19.6%	19.8%	(0.2)%	*	20.4%	20.6%	(0.2)%	*
Medicaid	8.0%	9.8%	(1.8)%	*	8.6%	9.2%	(0.6)%	*
Managed care	66.1%	64.9%	1.2%	*	65.8%	65.3%	0.5%	*
Uninsured	1.2%	0.9%	0.3%	*	0.5%	0.7%	(0.2)%	*
Indemnity and other	5.1%	4.6%	0.5%	*	4.7%	4.2%	0.5%	*

(1) Represents the consolidated results of Tenet’s acute care hospitals and related outpatient facilities included in the Hospital Operations and other segment.
(2) Excludes operating expenses from Tenet’s health plans.
(3) Less implicit price concessions.
* This change is the difference between the 2019 and 2018 amounts shown.

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day	Three Months Ended September 30,			Nine Months Ended September 30,
and per adjusted patient admission amounts)	2019	2018	Change	2019	2018	Change

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	65	65	—	65	65	—	*
Total admissions	170,004	164,075	3.6%	512,826	501,662	2.2%
Adjusted patient admissions	306,535	298,221	2.8%	916,472	899,826	1.8%
Paying admissions (excludes charity and uninsured)	159,300	153,227	4.0%	482,061	471,282	2.3%
Charity and uninsured admissions	10,704	10,848	(1.3)%	30,765	30,380	1.3%
Admissions through emergency department	120,915	113,833	6.2%	367,231	345,692	6.2%
Paying admissions as a percentage of total admissions	93.7%	93.4%	0.3%	94.0%	93.9%	0.1%	*
Charity and uninsured admissions as a percentage of total admissions	6.3%	6.6%	(0.3)%	6.0%	6.1%	(0.1)%	*
Emergency department admissions as a percentage of total admissions	71.1%	69.4%	1.7%	71.6%	68.9%	2.7%	*
Surgeries — inpatient	45,637	44,783	1.9%	134,831	135,026	(0.1)%
Surgeries — outpatient	60,099	60,080	—%	178,931	182,005	(1.7)%
Total surgeries	105,736	104,863	0.8%	313,762	317,031	(1.0)%
Patient days — total	782,643	740,870	5.6%	2,385,554	2,301,312	3.7%
Adjusted patient days	1,381,862	1,325,229	4.3%	4,177,844	4,060,712	2.9%
Average length of stay (days)	4.60	4.52	1.8%	4.65	4.59	1.3%
Licensed beds (at end of period)	17,206	17,234	(0.2)%	17,206	17,234	(0.2)%
Average licensed beds	17,208	17,234	(0.2)%	17,217	17,242	(0.1)%
Utilization of licensed beds	49.4%	46.7%	2.7%	50.8%	48.9%	1.9%	*
Outpatient Visits
Total visits	1,673,801	1,647,013	1.6%	5,054,470	5,036,965	0.3%
Paying visits (excludes charity and uninsured)	1,562,010	1,536,247	1.7%	4,721,200	4,704,391	0.4%
Charity and uninsured visits	111,791	110,766	0.9%	333,270	332,574	0.2%
Emergency department visits	627,055	617,925	1.5%	1,916,014	1,904,545	0.6%
Paying visits as a percentage of total visits	93.3%	93.3%	—%	93.4%	93.4%	—%	*
Charity and uninsured visits as a percentage of total visits	6.7%	6.7%	—%	6.6%	6.6%	—%	*
Total emergency department admissions and visits	747,970	731,758	2.2%	2,283,245	2,250,237	1.5%
Revenues
Net patient service revenues(2)	$3,562	$3,367	5.8%	$10,666	$10,217	4.4%
Revenues Per Adjusted Patient Admission and Per Adjusted Patient Day Basis
Net patient service revenue(2) per adjusted patient admission	$11,620	$11,290	2.9%	$11,638	$11,354	2.5%
Net patient service revenue(2) per adjusted patient day	$2,578	$2,541	1.5%	$2,553	$2,516	1.5%
Net patient service revenues(2) from:
Medicare	19.5%	19.5%	—%	20.2%	20.2%	—%	*
Medicaid	8.0%	9.8%	(1.8)%	8.6%	9.1%	(0.5)%	*
Managed care	66.2%	65.2%	1.0%	65.9%	65.6%	0.3%	*
Uninsured	1.2%	0.9%	0.3%	0.5%	0.8%	(0.3)%	*
Indemnity and other	5.1%	4.6%	0.5%	4.8%	4.3%	0.5%	*

(1) Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 65 hospitals operated throughout the nine months ended September 30, 2019 and 2018 and associated outpatient facilities, but excludes the results of hospitals Tenet divested since January 1, 2018.
(2) Less implicit price concessions.
* This change is the difference between the 2019 and 2018 amounts shown.

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended			Nine Months Ended
	3/31/2019	6/30/2019	9/30/2019	9/30/2019
Net operating revenues	$4,545	$4,560	$4,568	$13,673
Equity in earnings of unconsolidated affiliates	34	42	38	114
Operating expenses:
Salaries, wages and benefits	2,153	2,148	2,174	6,475
Supplies	741	753	760	2,254
Other operating expenses, net	1,074	1,044	1,042	3,160
Electronic health record incentives	(1)	—	—	(1)
Depreciation and amortization	208	214	205	627
Impairment and restructuring charges, and acquisition-related costs	19	36	46	101
Litigation and investigation costs	13	18	84	115
Net losses on sales, consolidation and deconsolidation of facilities	1	1	1	3
Operating income	371	388	294	1,053
Interest expense	(251)	(247)	(244)	(742)
Other non-operating income (expense), net	1	(1)	(3)	(3)
Loss from early extinguishment of debt	(47)	—	(180)	(227)
Income (loss) from continuing operations, before income taxes	74	140	(133)	81
Income tax expense	(17)	(30)	(20)	(67)
Income (loss) from continuing operations, before discontinued operations	57	110	(153)	14
Discontinued operations:
Income from operations	10	2	1	13
Income tax expense	(2)	—	—	(2)
Income from discontinued operations	8	2	1	11
Net income (loss)	65	112	(152)	25
Less: Net income available to noncontrolling interests	84	95	80	259
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(19)	$17	$(232)	$(234)
Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$(27)	$15	$(233)	$(245)
Income from discontinued operations, net of tax	8	2	1	11
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(19)	$17	$(232)	$(234)
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(0.26)	$0.15	$(2.25)	$(2.37)
Discontinued operations	0.08	0.02	0.01	0.11
	$(0.18)	$0.17	$(2.24)	$(2.26)
Diluted
Continuing operations	$(0.26)	$0.14	$(2.25)	$(2.37)
Discontinued operations	0.08	0.02	0.01	0.11
	$(0.18)	$0.16	$(2.24)	$(2.26)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	102,788	103,198	103,558	103,181
Diluted	102,788	104,629	103,558	103,181

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended				Year Ended
	3/31/2018	6/30/2018	9/30/2018	12/31/2018	12/31/2018
Net operating revenues	$4,699	$4,506	$4,489	$4,619	$18,313
Equity in earnings of unconsolidated affiliates	25	39	33	53	150
Operating expenses:
Salaries, wages and benefits	2,227	2,135	2,116	2,156	8,634
Supplies	774	748	726	756	3,004
Other operating expenses, net	1,060	1,027	1,094	1,078	4,259
Electronic health record incentives	(1)	—	—	(2)	(3)
Depreciation and amortization	204	194	204	200	802
Impairment and restructuring charges, and acquisition-related costs	47	30	46	86	209
Litigation and investigation costs	6	13	9	10	38
Net losses (gains) on sales, consolidation and deconsolidation of facilities	(110)	(8)	7	(16)	(127)
Operating income	517	406	320	404	1,647
Interest expense	(255)	(254)	(249)	(246)	(1,004)
Other non-operating expense, net	(1)	(1)	—	(3)	(5)
Gain (loss) from early extinguishment of debt	(1)	(1)	—	3	1
Income from continuing operations, before income taxes	260	150	71	158	639
Income tax expense	(70)	(44)	(6)	(56)	(176)
Income from continuing operations, before discontinued operations	190	106	65	102	463
Discontinued operations:
Income from operations	1	2	—	1	4
Income tax expense	—	—	—	(1)	(1)
Income from discontinued operations	1	2	—	—	3
Net income	191	108	65	102	466
Less: Net income available to noncontrolling interests	92	82	74	107	355
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$99	$26	$(9)	$(5)	$111
Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$98	$24	$(9)	$(5)	$108
Income from discontinued operations, net of tax	1	2	—	—	3
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$99	$26	$(9)	$(5)	$111
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$0.97	$0.23	$(0.09)	$(0.05)	$1.06
Discontinued operations	0.01	0.02	—	—	0.03
	$0.98	$0.25	$(0.09)	$(0.05)	$1.09
Diluted
Continuing operations	$0.95	$0.23	$(0.09)	$(0.05)	$1.04
Discontinued operations	0.01	0.02	—	—	0.03
	$0.96	$0.25	$(0.09)	$(0.05)	$1.07
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	101,392	102,147	102,402	102,501	102,110
Diluted	102,656	104,177	102,402	102,501	103,881

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day and per adjusted patient admission amounts)
	Three Months Ended			Nine Months Ended
	3/31/2019	6/30/2019	9/30/2019	09/30/2019

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	65	65	65	65
Total admissions	174,726	169,352	170,004	514,082
Adjusted patient admissions	308,133	304,066	306,535	918,734
Paying admissions (excludes charity and uninsured)	164,793	159,128	159,299	483,220
Charity and uninsured admissions	9,933	10,224	10,705	30,862
Admissions through emergency department	126,079	121,088	120,915	368,082
Paying admissions as a percentage of total admissions	94.3%	94.0%	93.7%	94.0%
Charity and uninsured admissions as a percentage of total admissions	5.7%	6.0%	6.3%	6.0%
Emergency department admissions as a percentage of total admissions	72.2%	71.5%	71.1%	71.6%
Surgeries — inpatient	44,795	44,641	45,637	135,073
Surgeries — outpatient	58,218	60,936	60,099	179,253
Total surgeries	103,013	105,577	105,736	314,326
Patient days — total	822,079	787,582	782,643	2,392,304
Adjusted patient days	1,420,170	1,387,929	1,381,862	4,189,961
Average length of stay (days)	4.70	4.65	4.60	4.65
Licensed beds (at end of period)	17,221	17,221	17,206	17,206
Average licensed beds	17,455	17,221	17,208	17,295
Utilization of licensed beds	52.3%	50.3%	49.4%	50.7%
Outpatient Visits
Total visits	1,714,392	1,693,805	1,673,801	5,081,998
Paying visits (excludes charity and uninsured)	1,603,712	1,581,530	1,562,007	4,747,249
Charity and uninsured visits	110,680	112,275	111,794	334,749
Emergency department visits	657,449	637,107	627,055	1,921,611
Paying visits as a percentage of total visits	93.5%	93.4%	93.3%	93.4%
Charity and uninsured visits as a percentage of total visits	6.5%	6.6%	6.7%	6.6%
Total emergency department admissions and visits	783,528	758,195	747,970	2,289,693
Revenues
Net patient service revenues(3)	$3,582	$3,547	$3,566	$10,695
Revenues Per Adjusted Patient Admission and Per Adjusted Patient Day Basis
Net patient service revenue(3) per adjusted patient admission	$11,625	$11,665	$11,633	$11,641
Net patient service revenue(3) per adjusted patient day	$2,522	$2,556	$2,581	$2,553
Total selected operating expenses (salaries, wages and benefits, supplies and other operating expenses) per adjusted patient admission(2)	$10,979	$10,988	$11,021	$10,996
Net patient service revenues(3) from:
Medicare	21.2%	20.3%	19.6%	20.4%
Medicaid	8.8%	8.9%	8.0%	8.6%
Managed care	65.7%	65.7%	66.1%	65.8%
Uninsured	—%	0.3%	1.2%	0.5%
Indemnity and other	4.3%	4.8%	5.1%	4.7%

(1)	Represents the consolidated results of Tenet’s acute care hospitals and related outpatient facilities included in the Hospital Operations and other segment.

(2)	Excludes operating expenses from Tenet’s health plans.
(3) Less implicit price concessions.

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day and per adjusted patient admission amounts)
	Three Months Ended				Year Ended
	3/31/2018	6/30/2018	9/30/2018	12/31/2018	12/31/2018

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	69	68	68	68	68
Total admissions	182,306	168,453	168,201	170,407	689,367
Adjusted patient admissions	320,868	306,063	306,197	308,113	1,241,241
Paying admissions (excludes charity and uninsured)	172,490	158,216	157,193	160,172	648,071
Charity and uninsured admissions	9,816	10,237	11,008	10,235	41,296
Admissions through emergency department	125,076	115,036	116,727	120,012	476,851
Paying admissions as a percentage of total admissions	94.6%	93.9%	93.5%	94.0%	94.0%
Charity and uninsured admissions as a percentage of total admissions	5.4%	6.1%	6.5%	6.0%	6.0%
Emergency department admissions as a percentage of total admissions	68.6%	68.3%	69.4%	70.4%	69.2%
Surgeries — inpatient	47,223	46,274	45,626	45,897	185,020
Surgeries — outpatient	63,008	63,805	61,468	62,638	250,919
Total surgeries	110,231	110,079	107,094	108,535	435,939
Patient days — total	858,648	766,519	761,920	779,728	3,166,815
Adjusted patient days	1,486,139	1,373,480	1,365,662	1,383,372	5,608,653
Average length of stay (days)	4.71	4.55	4.53	4.58	4.59
Licensed beds (at end of period)	18,457	18,314	18,302	17,937	17,937
Average licensed beds	18,685	18,362	18,302	17,935	18,321
Utilization of licensed beds	51.1%	45.9%	45.3%	47.3%	47.4%
Outpatient Visits
Total visits	1,842,539	1,749,847	1,722,292	1,734,523	7,049,201
Paying visits (excludes charity and uninsured)	1,725,976	1,633,372	1,607,184	1,617,970	6,584,502
Charity and uninsured visits	116,563	116,475	115,108	116,553	464,699
Emergency department visits	697,001	643,036	638,248	649,544	2,627,829
Paying visits as a percentage of total visits	93.7%	93.3%	93.3%	93.3%	93.4%
Charity and uninsured visits as a percentage of total visits	6.3%	6.7%	6.7%	6.7%	6.6%
Total emergency department admissions and visits	822,077	758,072	754,975	769,556	3,104,680
Revenues
Net patient service revenues(3)	$3,643	$3,443	$3,434	$3,561	$14,081
Revenues Per Adjusted Patient Admission and Per Adjusted Patient Day Basis
Net patient service revenue(3) per adjusted patient admission	$11,354	$11,249	$11,215	$11,557	$11,344
Net patient service revenue(3) per adjusted patient day	$2,451	$2,507	$2,515	$2,574	$2,511
Total selected operating expenses (salaries, wages and benefits, supplies and other operating expenses) per adjusted patient admission(2)	$10,561	$10,619	$10,771	$10,861	$10,701
Net patient service revenues(3) from:
Medicare	21.5%	20.4%	19.8%	20.1%	20.5%
Medicaid	8.8%	9.1%	9.8%	9.1%	9.2%
Managed care	65.0%	66.0%	64.9%	65.8%	65.4%
Uninsured	1.0%	0.2%	0.9%	0.5%	0.7%
Indemnity and other	3.7%	4.3%	4.6%	4.5%	4.2%

(1)	Represents the consolidated results of Tenet’s acute care hospitals and related outpatient facilities included in the Hospital Operations and other segment.

(2)	Excludes operating expenses from Tenet’s health plans.
(3) Less implicit price concessions.

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day and per adjusted patient admission amounts)
	Three Months Ended			Nine Months Ended
	3/31/2019	6/30/2019	9/30/2019	9/30/2019

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	65	65	65	65
Total admissions	173,470	169,352	170,004	512,826
Adjusted patient admissions	305,871	304,066	306,535	916,472
Paying admissions (excludes charity and uninsured)	163,632	159,129	159,300	482,061
Charity and uninsured admissions	9,838	10,223	10,704	30,765
Admissions through emergency department	125,228	121,088	120,915	367,231
Paying admissions as a percentage of total admissions	94.3%	94.0%	93.7%	94.0%
Charity and uninsured admissions as a percentage of total admissions	5.7%	6.0%	6.3%	6.0%
Emergency department admissions as a percentage of total admissions	72.2%	71.5%	71.1%	71.6%
Surgeries — inpatient	44,553	44,641	45,637	134,831
Surgeries — outpatient	57,896	60,936	60,099	178,931
Total surgeries	102,449	105,577	105,736	313,762
Patient days — total	815,329	787,582	782,643	2,385,554
Adjusted patient days	1,408,053	1,387,929	1,381,862	4,177,844
Average length of stay (days)	4.70	4.65	4.60	4.65
Licensed beds (at end of period)	17,221	17,221	17,206	17,206
Average licensed beds	17,221	17,221	17,208	17,217
Utilization of licensed beds	52.6%	50.3%	49.4%	50.8%
Outpatient Visits
Total visits	1,686,864	1,693,805	1,673,801	5,054,470
Paying visits (excludes charity and uninsured)	1,577,635	1,581,555	1,562,010	4,721,200
Charity and uninsured visits	109,229	112,250	111,791	333,270
Emergency department visits	651,852	637,107	627,055	1,916,014
Paying visits as a percentage of total visits	93.5%	93.4%	93.3%	93.4%
Charity and uninsured visits as a percentage of total visits	6.5%	6.6%	6.7%	6.6%
Total emergency department admissions and visits	777,080	758,195	747,970	2,283,245
Revenues
Net patient service revenues(2)	$3,557	$3,547	$3,562	$10,666
Revenues Per Adjusted Patient Admission and Per Adjusted Patient Day Basis
Net patient service revenue(2) per adjusted patient admission	$11,629	$11,665	$11,620	$11,638
Net patient service revenue(2) per adjusted patient day	$2,526	$2,556	$2,578	$2,553
Net patient service revenues(2) from:
Medicare	21.0%	20.3%	19.5%	20.2%
Medicaid	8.8%	8.9%	8.0%	8.6%
Managed care	65.9%	65.7%	66.2%	65.9%
Uninsured	—%	0.3%	1.2%	0.5%
Indemnity and other	4.3%	4.8%	5.1%	4.8%

(1) Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 65 hospitals operated throughout the nine months ended September 30, 2019 and 2018 and associated outpatient facilities, but excludes the results of hospitals Tenet divested since January 1, 2018.
(2) Less implicit price concessions.

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)
(Unaudited)

(Dollars in millions except per adjusted patient day and per adjusted patient admission amounts)
	Three Months Ended				Year Ended
	3/31/2018	6/30/2018	9/30/2018	12/31/2018	12/31/2018

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	65	65	65	65	65
Total admissions	173,684	163,903	164,075	166,458	668,120
Adjusted patient admissions	304,145	297,460	298,221	300,562	1,200,388
Paying admissions (excludes charity and uninsured)	164,239	153,816	153,227	156,392	627,674
Charity and uninsured admissions	9,445	10,087	10,848	10,066	40,446
Admissions through emergency department	119,957	111,902	113,833	117,229	462,921
Paying admissions as a percentage of total admissions	94.6%	93.8%	93.4%	94.0%	93.9%
Charity and uninsured admissions as a percentage of total admissions	5.4%	6.2%	6.6%	6.0%	6.1%
Emergency department admissions as a percentage of total admissions	69.1%	68.3%	69.4%	70.4%	69.3%
Surgeries — inpatient	45,052	45,191	44,783	45,012	180,038
Surgeries — outpatient	59,720	62,205	60,080	61,151	243,156
Total surgeries	104,772	107,396	104,863	106,163	423,194
Patient days — total	817,000	743,442	740,870	758,359	3,059,671
Adjusted patient days	1,405,568	1,329,915	1,325,229	1,342,745	5,403,457
Average length of stay (days)	4.70	4.54	4.52	4.56	4.58
Licensed beds (at end of period)	17,246	17,246	17,234	17,237	17,237
Average licensed beds	17,246	17,246	17,234	17,235	17,240
Utilization of licensed beds	52.6%	47.4%	46.7%	47.8%	48.6%
Outpatient Visits
Total visits	1,716,896	1,673,056	1,647,013	1,658,541	6,695,506
Paying visits (excludes charity and uninsured)	1,607,194	1,560,950	1,536,247	1,547,018	6,251,409
Charity and uninsured visits	109,702	112,106	110,766	111,523	444,097
Emergency department visits	663,722	622,898	617,925	630,557	2,535,102
Paying visits as a percentage of total visits	93.6%	93.3%	93.3%	93.3%	93.4%
Charity and uninsured visits as a percentage of total visits	6.4%	6.7%	6.7%	6.7%	6.6%
Total emergency department admissions and visits	783,679	734,800	731,758	747,786	2,998,023
Revenues
Net patient service revenues(2)	$3,493	$3,357	$3,367	$3,490	$13,707
Revenues Per Adjusted Patient Admission and Per Adjusted Patient Day Basis
Net patient service revenue(2) per adjusted patient admission	$11,485	$11,286	$11,290	$11,612	$11,419
Net patient service revenue(2) per adjusted patient day	$2,485	$2,524	$2,541	$2,599	$2,537
Net patient service revenues(2) from:
Medicare	20.9%	20.1%	19.5%	19.8%	20.1%
Medicaid	8.7%	8.9%	9.8%	9.1%	9.1%
Managed care	65.3%	66.4%	65.2%	66.1%	65.8%
Uninsured	1.3%	0.2%	0.9%	0.5%	0.7%
Indemnity and other	3.8%	4.4%	4.6%	4.5%	4.3%

(1) Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 65 hospitals operated throughout the nine months ended September 30, 2019 and 2018 and associated outpatient facilities, but excludes the results of hospitals Tenet divested since January 1, 2018.
(2) Less implicit price concessions.

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

(Dollars in millions)			September 30,	December 31,
			2019	2018
Assets
Hospital Operations and other			$16,202	$15,684
Ambulatory Care			6,100	5,711
Conifer			1,055	1,014
Total			$23,357	$22,409

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Capital expenditures:
Hospital Operations and other	$135	$115	$423	$343
Ambulatory Care	16	18	57	46
Conifer	5	3	12	15
Total	$156	$136	$492	$404

Net operating revenues:
Hospital Operations and other total prior to inter-segment eliminations(1)	$3,850	$3,762	$11,539	$11,442
Ambulatory Care	522	502	1,526	1,531
Conifer
Tenet	140	146	432	440
Other customers	196	225	608	721
Total Conifer revenues	336	371	1,040	1,161
Inter-segment eliminations	(140)	(146)	(432)	(440)
Total	$4,568	$4,489	$13,673	$13,694

Equity in earnings of unconsolidated affiliates:
Hospital Operations and other	$1	$2	$12	$6
Ambulatory Care	37	31	102	91
Total	$38	$33	$114	$97

Adjusted EBITDA:
Hospital Operations and other(2)	$334	$312	$1,018	$1,059
Ambulatory Care	207	184	591	547
Conifer	90	81	292	270
Total	$631	$577	$1,901	$1,876

Depreciation and amortization:
Hospital Operations and other	$175	$175	$539	$514
Ambulatory Care	19	17	55	51
Conifer	11	12	33	37
Total	$205	$204	$627	$602

(1)
Hospital Operations and other revenues includes health plan revenues of less than $1 million and approximately $1 million for the three and nine months ended September 30, 2019, respectively, and $8 million and $14 million for the three and nine months ended September 30, 2018, respectively.

(2)
Hospital Operations and other Adjusted EBITDA excludes health plan EBITDA of $(1) million and $(2) million for the three and nine months ended September 30, 2019, respectively, and $9 million for both of the three and nine months ended September 30, 2018.

TENET HEALTHCARE CORPORATION
STATEMENTS OF OPERATIONS – AMBULATORY CARE SEGMENT
(Unaudited)

(Dollars in millions)	Three Months Ended September 30,
	2019		2018

	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates
Net operating revenues(1)	$522	$622	$502	$546
Equity in earnings of unconsolidated affiliates(2)	37	—	31	—
Operating expenses:
Salaries, wages and benefits	157	159	157	137
Supplies	109	160	104	143
Other operating expenses, net	86	120	88	114
Depreciation and amortization	19	20	17	18
Litigation and investigation costs	68	—	—	—
Impairment and restructuring charges, and acquisition-related costs	7	(2)	13	—
Net losses on sales, consolidation and deconsolidation of facilities	1	1	—	—
Operating income	112	164	154	134
Interest expense	(31)	(6)	(33)	(7)
Other	3	—	3	—
Net income from continuing operations, before income taxes	84	158	124	127
Income tax expense	(13)	(2)	(14)	(2)
Net income	71	$156	110	$125
Less: Net income available to noncontrolling interests	73		70
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(2)		$40
Equity in earnings of unconsolidated affiliates		$37		$31

(1)
On a same-facility system-wide basis, net revenue in Tenet’s Ambulatory Care segment increased 6.9% during the three months ended September 30, 2019, with cases increasing 5.1% and revenue per case increasing 1.7%.

(2)
At September 30, 2019, 111 of the 348 facilities in the Company’s Ambulatory segment were not consolidated based on the nature of the segment’s joint venture relationships with physicians and prominent healthcare systems. Although revenues of the segment’s unconsolidated facilities are not recorded as revenues by the Company, equity in earnings of unconsolidated affiliates is nonetheless a significant portion of the Company’s overall earnings. To help analyze results of operations, management also uses system-wide operating measures such as system-wide revenue growth, which includes revenues of both consolidated and unconsolidated facilities. We control our remaining 237 facilities and account for these investments as consolidated subsidiaries.

TENET HEALTHCARE CORPORATION
STATEMENTS OF OPERATIONS – AMBULATORY CARE SEGMENT
(Unaudited)

(Dollars in millions)	Nine Months Ended September 30,
	2019		2018

	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates
Net operating revenues(1)	$1,526	$1,809	$1,531	$1,586
Equity in earnings of unconsolidated affiliates(2)	102	—	91	—
Operating expenses:
Salaries, wages and benefits	467	462	484	391
Supplies	316	470	316	417
Other operating expenses, net	254	377	275	333
Depreciation and amortization	55	62	51	51
Litigation and investigation costs	68	—	—	—
Impairment and restructuring charges, and acquisition-related costs	12	(2)	20	—
Net gains on sales, consolidation and deconsolidation of facilities	(2)	(25)	(1)	—
Operating income	458	465	477	394
Interest expense	(94)	(19)	(106)	(17)
Other	9	6	6	1
Net income from continuing operations, before income taxes	373	452	377	378
Income tax expense	(48)	(6)	(47)	(6)
Net income	325	$446	330	$372
Less: Net income available to noncontrolling interests	219		209
Net income available to Tenet Healthcare Corporation common shareholders	$106		$121
Equity in earnings of unconsolidated affiliates		$102		$91

(1)
On a same-facility system-wide basis, net revenue in Tenet’s Ambulatory Care segment increased 5.5% during the nine months ended September 30, 2019, with cases increasing 3.1% and revenue per case increasing 2.3%.

(2)
At September 30, 2019, 111 of the 348 facilities in the Company’s Ambulatory segment were not consolidated based on the nature of the segment’s joint venture relationships with physicians and prominent healthcare systems. Although revenues of the segment’s unconsolidated facilities are not recorded as revenues by the Company, equity in earnings of unconsolidated affiliates is nonetheless a significant portion of the Company’s overall earnings. To help analyze results of operations, management also uses system-wide operating measures such as system-wide revenue growth, which includes revenues of both consolidated and unconsolidated facilities. We control our remaining 237 facilities and account for these investments as consolidated subsidiaries.

Non-GAAP Financial Measures
Adjusted EBITDA, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet Healthcare Corporation common shareholders before (1) the cumulative effect of changes in accounting principle, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation (costs) benefit, net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested operations and closed businesses (i.e., the Company’s health plan businesses). Litigation and investigation costs do not include ordinary course of business malpractice and other litigation and related expense.
Adjusted net income available (loss attributable) from continuing operations to Tenet Healthcare Corporation common shareholders, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet Healthcare Corporation common shareholders before (1) net income (loss) from discontinued operations, (2) impairment and restructuring charges, and acquisition-related costs, (3) litigation and investigation costs, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) gain (loss) from early extinguishment of debt, (6) income (loss) from divested operations and closed businesses, and (7) the associated impact of these items on taxes and noncontrolling interests. Adjusted diluted earnings (loss) per share from continuing operations, a non-GAAP term, is defined by the Company as Adjusted net income available (loss attributable) from continuing operations to Tenet Healthcare Corporation common shareholders divided by the weighted average primary or diluted shares outstanding in the reporting period.
Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment from continuing operations.
Adjusted Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations. Adjusted net cash provided by (used in) operating activities, a non-GAAP measure, is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.
The Company believes the foregoing non-GAAP measures are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which utilize similar non-GAAP measures in their presentations. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.
The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.
We use, and we believe investors and analysts use, Free Cash Flow and Adjusted Free Cash Flow as supplemental measures to analyze cash flows generated from our operations because we believe it is useful to investors in evaluating our ability to fund distributions paid to noncontrolling interests, acquisitions, purchasing equity interests in joint ventures or repaying debt.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in our financial statements, they do not provide a complete measure of our operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, (ii) distributions paid to noncontrolling interests, or (iii) payments under the Put/Call Agreement for USPI redeemable noncontrolling interest, which are recorded on the Statement of Cash Flows as the purchase of noncontrolling interest. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.
A reconciliation of net income available (loss attributable) to Tenet Healthcare Corporation common shareholders, the most comparable GAAP measure, to Adjusted EBITDA is set forth in Table #1 below for each quarter in 2018 and 2019. A reconciliation of net income available (loss attributable) to Tenet Healthcare Corporation common shareholders, the most comparable GAAP measure, to Adjusted net income available (loss attributable) from continuing operations to Tenet Healthcare Corporation common shareholders is set forth in Table #2 below for each quarter in 2018 and 2019. A reconciliation of net cash provided by operating activities, the most comparable GAAP measure, to Free Cash Flow and Adjusted Free Cash Flow is set forth in Table #3 below for each quarter in 2018 and 2019.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliation of Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA for 2019
(Unaudited)

(Dollars in millions)	2019
	1st Qtr	2nd Qtr	3rd Qtr	YTD
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(19)	$17	$(232)	$(234)
Less: Net income available to noncontrolling interests	(84)	(95)	(80)	(259)
Income from discontinued operations, net of tax	8	2	1	11
Income (loss) from continuing operations	57	110	(153)	14
Income tax expense	(17)	(30)	(20)	(67)
Loss from early extinguishment of debt	(47)	—	(180)	(227)
Other non-operating income (expense), net	1	(1)	(3)	(3)
Interest expense	(251)	(247)	(244)	(742)
Operating income	371	388	294	1,053
Litigation and investigation costs	(13)	(18)	(84)	(115)
Net losses on sales, consolidation and deconsolidation of facilities	(1)	(1)	(1)	(3)
Impairment and restructuring charges, and acquisition-related costs	(19)	(36)	(46)	(101)
Depreciation and amortization	(208)	(214)	(205)	(627)
Loss from divested and closed businesses	(1)	—	(1)	(2)
Adjusted EBITDA	$613	$657	$631	$1,901

Net operating revenues	$4,545	$4,560	$4,568	$13,673
Less: Net operating revenues from health plans	—	1	—	1
Adjusted net operating revenues	$4,545	$4,559	$4,568	$13,672

Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	(0.4)%	0.4%	(5.1)%	(1.7)%
Adjusted EBITDA as a % of adjusted net operating revenues (Adjusted EBITDA margin)	13.5%	14.4%	13.8%	13.9%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliation of Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA for 2018
(Unaudited)

(Dollars in millions)	2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$99	$26	$(9)	$(5)	$111
Less: Net income available to noncontrolling interests	(92)	(82)	(74)	(107)	(355)
Income from discontinued operations, net of tax	1	2	—	—	3
Income from continuing operations	190	106	65	102	463
Income tax expense	(70)	(44)	(6)	(56)	(176)
Gain (loss) from early extinguishment of debt	(1)	(1)	—	3	1
Other non-operating expense, net	(1)	(1)	—	(3)	(5)
Interest expense	(255)	(254)	(249)	(246)	(1,004)
Operating income	517	406	320	404	1,647
Litigation and investigation costs	(6)	(13)	(9)	(10)	(38)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	110	8	(7)	16	127
Impairment and restructuring charges, and acquisition-related costs	(47)	(30)	(46)	(86)	(209)
Depreciation and amortization	(204)	(194)	(204)	(200)	(802)
Income (loss) from divested and closed businesses	(1)	1	9	—	9
Adjusted EBITDA	$665	$634	$577	$684	$2,560

Net operating revenues	$4,699	$4,506	$4,489	$4,619	$18,313
Less: Net operating revenues from health plans	6	—	8	—	14
Adjusted net operating revenues	$4,693	$4,506	$4,481	$4,619	$18,299

Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	2.1%	0.6%	(0.2)%	(0.1)%	0.6%
Adjusted EBITDA as a % of adjusted net operating revenues (Adjusted EBITDA margin)	14.2%	14.1%	12.9%	14.8%	14.0%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available (Loss Attributable) to
Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available from Continuing Operations to Common Shareholders for 2019
(Unaudited)

(Dollars in millions except per share amounts)	2019
	1st Qtr	2nd Qtr	3rd Qtr	YTD
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(19)	$17	$(232)	$(234)
Net income from discontinued operations	8	$2	1	11
Net income (loss) from continuing operations	(27)	15	(233)	(245)
Less: Impairment and restructuring charges, and acquisition-related costs	(19)	(36)	(46)	(101)
Litigation and investigation costs	(13)	(18)	(84)	(115)
Net losses on sales, consolidation and deconsolidation of facilities	(1)	(1)	(1)	(3)
Loss from early extinguishment of debt	(47)	—	(180)	(227)
Loss from divested and closed businesses	(1)	—	(1)	(2)
Noncontrolling interest impact	—	—	4	4
Tax impact of above items	(2)	11	14	23
Adjusted net income available from continuing operations to common shareholders	$56	$59	$61	$176

Diluted earnings (loss) per share from continuing operations	$(0.26)	$0.14	$(2.25)	$(2.37)
Less: Impairment and restructuring charges, and acquisition-related costs	(0.18)	(0.35)	(0.44)	(0.97)
Litigation and investigation costs	(0.12)	(0.17)	(0.80)	(1.10)
Net losses on sales, consolidation and deconsolidation of facilities	(0.01)	(0.01)	(0.01)	(0.03)
Loss from early extinguishment of debt	(0.45)	—	(1.72)	(2.17)
Loss from divested and closed businesses	(0.01)	—	(0.01)	(0.02)
Noncontrolling interest impact	—	—	0.04	0.04
Tax impact of above items	(0.02)	0.11	0.13	0.22
Adjusted diluted earnings per share from continuing operations	$0.54	$0.56	$0.58	$1.68

Weighted average basic shares outstanding (in thousands)	102,788	103,198	103,558	103,181
Weighted average dilutive shares outstanding (in thousands)	104,541	104,629	104,582	104,584

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available (Loss Attributable) to
Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available from Continuing Operations to Common Shareholders for 2018
(Unaudited)

(Dollars in millions except per share amounts)	2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$99	$26	$(9)	$(5)	$111
Net income from discontinued operations	1	$2	—	—	3
Net income (loss) from continuing operations	98	24	(9)	(5)	108
Less: Impairment and restructuring charges, and acquisition-related costs	(47)	(30)	(46)	(86)	(209)
Litigation and investigation costs	(6)	(13)	(9)	(10)	(38)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	110	8	(7)	16	127
Gain (loss) from early extinguishment of debt	(1)	(1)	—	3	1
Income (loss) from divested and closed businesses	(1)	1	9	—	9
Tax impact of above items	(16)	8	14	19	25
Adjusted net income available from continuing operations to common shareholders	$59	$51	$30	$53	$193

Diluted earnings (loss) per share from continuing operations	$0.95	$0.23	$(0.09)	$(0.05)	$1.04
Less: Impairment and restructuring charges, and acquisition-related costs	(0.46)	(0.29)	(0.44)	(0.83)	(2.01)
Litigation and investigation costs	(0.06)	(0.12)	(0.09)	(0.10)	(0.37)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	1.08	0.07	(0.07)	0.15	1.22
Gain (loss) from early extinguishment of debt	(0.01)	(0.01)	—	0.03	0.01
Income (loss) from divested and closed businesses	(0.01)	0.01	0.09	—	0.09
Tax impact of above items	(0.16)	0.08	0.13	0.18	0.24
Adjusted diluted earnings per share from continuing operations	$0.57	$0.49	$0.29	$0.51	$1.86

Weighted average basic shares outstanding (in thousands)	101,392	102,147	102,402	102,501	102,110
Weighted average dilutive shares outstanding (in thousands)	102,656	104,177	104,575	104,118	103,881

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided By Operating Activities to Free Cash Flow and Adjusted Free Cash Flow from Continuing Operations
(Unaudited)

(Dollars in millions)	2019
	1st Qtr	2nd Qtr	3rd Qtr	YTD
Net cash provided by operating activities	$10	$284	$419	$713
Purchases of property and equipment	(192)	(144)	(156)	(492)
Free cash flow	$(182)	$140	$263	$221

Net cash used in investing activities	$(139)	$(164)	$(123)	$(426)
Net cash used in financing activities	$(30)	$(123)	$(231)	$(384)

Net cash provided by operating activities	$10	$284	$419	$713
Less: Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(32)	(48)	(56)	(136)
Net cash used in operating activities from discontinued operations	(2)	(3)	1	(4)
Adjusted net cash provided by operating activities from continuing operations	44	335	474	853
Purchases of property and equipment	(192)	(144)	(156)	(492)
Adjusted free cash flow – continuing operations	$(148)	$191	$318	$361

(Dollars in millions)	2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
Net cash provided by operating activities	$113	$348	$338	$250	$1,049
Purchases of property and equipment	(143)	(125)	(136)	(213)	(617)
Free cash flow	$(30)	$223	$202	$37	$432

Net cash provided by (used in) investing activities	$373	$(148)	$(105)	$(235)	$(115)
Net cash used in financing activities	$(123)	$(771)	$(136)	$(104)	$(1,134)

Net cash provided by operating activities	$113	$348	$338	$250	$1,049
Less: Payments for restructuring charges, acquisition- related costs, and litigation costs and settlements	(33)	(30)	(50)	(50)	(163)
Net cash used in operating activities from discontinued operations	(1)	(2)	(1)	(1)	(5)
Adjusted net cash provided by operating activities from continuing operations	147	380	389	301	1,217
Purchases of property and equipment	(143)	(125)	(136)	(213)	(617)
Adjusted free cash flow – continuing operations	$4	$255	$253	$88	$600

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliation of Outlook Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

(Dollars in millions)	Q4 2019		2019
	Low	High	Low	High
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$14	$109	$(220)	$(125)
Less: Net income available to noncontrolling interests	(131)	(151)	(390)	(410)
Net income (loss) from discontinued operations, net of tax	(1)	(1)	10	10
Income tax expense	(83)	(93)	(150)	(160)
Interest expense	(253)	(243)	(995)	(985)
Loss from early extinguishment of debt(1)	—	—	(227)	(227)
Other non-operating expense, net	(2)	(7)	(5)	(10)
Net losses on sales, consolidation and deconsolidation of facilities(1)	—	—	(3)	(3)
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(2)	(59)	(34)	(275)	(250)
Depreciation and amortization	(203)	(213)	(830)	(840)
Loss from divested and closed businesses	(3)	2	(5)	—
Adjusted EBITDA	$749	$849	$2,650	$2,750

Income (loss) from continuing operations	$15	$110	$(230)	$(135)
Net operating revenues	$4,678	$4,878	$18,350	$18,550
Income (loss) from continuing operations as a % of operating revenues	0.3%	2.3%	(1.3)%	(0.7)%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	16.0%	17.4%	14.4%	14.8%

(1)
The Company does not generally forecast losses from the early extinguishment of debt or net gains (losses) on sales, consolidation and deconsolidation of facilities because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook. The figures shown represent the Company’s actual year-to-date results for these items.

(2)
The Company has provided an estimate of restructuring charges and related payments that it anticipates in 2019. The figures shown represent the Company’s estimate for restructuring charges plus the actual year-to-date results for impairment charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, litigation costs and settlements because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliations of Outlook Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

(Dollars in millions except per share amounts)	Q4 2019		2019
	Low	High	Low	High
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$14	$109	$(220)	$(125)
Net income (loss) from discontinued operations, net of tax	(1)	(1)	10	10
Net income (loss) from continuing operations	15	110	(230)	(135)
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(59)	(34)	(275)	(250)
Net losses on sales, consolidation and deconsolidation of facilities	—	—	(3)	(3)
Loss from early extinguishment of debt	—	—	(227)	(227)
Loss from divested and closed businesses	(3)	2	(5)	—
Tax impact of above items	17	12	40	35
Noncontrolling interests impact of above items	—	—	4	4
Adjusted net income available from continuing operations to common shareholders	$60	$130	$236	$306

Diluted earnings (loss) per share from continuing operations	$0.14	$1.04	$(2.23)	$(1.31)
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(0.56)	(0.32)	(2.62)	(2.38)
Net losses on sales, consolidation and deconsolidation of facilities	—	—	(0.03)	(0.03)
Loss from early extinguishment of debt	—	—	(2.16)	(2.16)
Loss from divested and closed businesses	(0.03)	0.02	(0.05)	—
Tax impact of above items	0.16	0.11	0.38	0.33
Noncontrolling interests impact of above items	—	—	0.04	0.04
Adjusted diluted earnings per share from continuing operations	$0.57	$1.23	$2.25	$2.91

Weighted average basic shares outstanding (in thousands)	104,000	104,000	103,000	103,000
Weighted average dilutive shares outstanding (in thousands)	106,000	106,000	105,000	105,000

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliation of Outlook Net Cash Provided by Operating Activities to Outlook Adjusted Free Cash Flow from Continuing Operations

(Dollars in millions)	2019
	Low	High
Net cash provided by operating activities	$1,045	$1,325
Less: Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(200)	(175)
Net cash used in operating activities from discontinued operations	(5)	—
Adjusted net cash provided by operating activities – continuing operations	1,250	1,500
Purchases of property and equipment – continuing operations	(650)	(700)
Adjusted free cash flow – continuing operations(2)	$600	$800

(1)
The Company has provided an estimate of payments that it anticipates in 2019 related to restructuring charges. The Company does not generally forecast payments related to acquisition-related costs and litigation costs and settlements because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items may be indeterminable at the time the Company provides its financial Outlook.

(2)
The Company’s definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, (ii) distributions paid to noncontrolling interests, or (iii) payments under the Put/Call Agreement for USPI redeemable noncontrolling interests, which are recorded on the Statement of Cash Flows as the purchase of noncontrolling interests.